NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS THIRD QUARTER RESULTS
Net Income of $162 Million; Return on Equity of 12.8%

Greenwich, CT, October 24, 2017 -- W. R. Berkley Corporation (NYSE: WRB) today reported net income for the third quarter of 2017 of $162 million, or $1.26 per share.

Summary Financial Data
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2017	2016	2017	2016

Gross premiums written	$1,874,158	$1,868,849	$5,697,517	$5,763,911
Net premiums written	1,571,183	1,607,365	4,782,272	4,913,656

Net income to common stockholders	162,054	220,650	394,505	449,127
Net income per diluted share	1.26	1.72	3.05	3.50

Return on equity (1)	12.8%	19.2%	10.4%	13.0%

(1)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

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Third quarter highlights included:

•	Annualized pre-tax return on equity was 17.9%.

•	Repurchased 441,119 shares of common stock at an average price of $64.33 per share.

•	Before dividends and share repurchases, book value per share grew 2.8%.

•	The accident year combined ratio excluding catastrophes was 93.9%.

•	Total catastrophe losses were $119 million, including $107 million related to Hurricanes Harvey, Irma and Maria, and the earthquakes in Mexico.

•	Investment income attributable to the core investment portfolio increased 7.8%.

•	Realized pre-tax gains of $184 million.(1)

The Company commented:
In light of significant catastrophe activity in the third quarter, we were pleased with our results. We believe that catastrophe losses, like capital gains, are an inherent part of our business that should not be disregarded. Over time, our focus on limiting underwriting volatility and investing for total return has proven to be a successful formula for generating value for our shareholders.
Our underwriting results, before catastrophe losses, were relatively stable even as market conditions remained competitive. Premiums in the insurance segment were essentially unchanged, as we maintained our focus on the parts of the market where adequate pricing persists and continued to de-emphasize those sectors with less attractive margins. The capital destruction from the recent catastrophe events may drive price firming in affected markets and test the fortitude of capital providers. While the impact on broader pricing remains to be seen, opportunities are likely to increase in select areas, and we are well positioned to benefit from them.
Net investment income from our core portfolio grew nearly 8% compared to the third quarter of 2016, although, as expected, income from the more variable parts of our portfolio declined. Our third quarter results were enhanced by $184 million of pre-tax realized investment gains. Our investment strategy has enabled us to mitigate the impact of low interest rates on investment income, while providing opportunities to grow book value through realized investment gains.
The recent devastating catastrophic events should remind the industry that the property casualty insurance business is all about risk-adjusted returns. Over the long term, our adherence to this fundamental principle has enabled us to produce excellent returns, with lower volatility, and superior long-term value creation for our shareholders.
Webcast Conference Call
The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on October 24, 2017, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at http://www.wrberkley.com/investor-relations/events-and-presentations.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call.
About W. R. Berkley Corporation
Celebrating 50 years, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance.

(1) The impact on pre-tax earnings was $177 million after considering related operating costs and expenses, including performance-based compensatory costs.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2017 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts; natural and man-made catastrophic losses, including as a result of terrorist activities; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's expected withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2015; the ability of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or data security; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2017 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Third Quarter		Nine Months
	2017	2016	2017	2016
Revenues:
Net premiums written	$1,571,183	$1,607,365	$4,782,272	$4,913,656
Change in unearned premiums	10,317	(21,421)	(62,028)	(240,584)
Net premiums earned	1,581,500	1,585,944	4,720,244	4,673,072
Net investment income	142,479	145,668	426,601	404,850
Net realized investment gains	183,959	175,738	276,760	207,508
Other than temporary impairments	—	—	—	(18,114)
Revenues from non-insurance businesses (1)	89,786	80,242	225,033	305,787
Insurance service fees	33,612	32,135	100,475	109,437
Other income	6	—	695	—
Total revenues	2,031,342	2,019,727	5,749,808	5,682,540
Expenses:
Losses and loss expenses	1,081,174	965,856	3,025,475	2,852,339
Other operating costs and expenses	600,822	606,348	1,821,155	1,770,450
Expenses from non-insurance businesses (1)	86,412	78,865	221,389	291,127
Interest expense	36,821	37,043	110,419	104,019
Total expenses	1,805,229	1,688,112	5,178,438	5,017,935
Income before income taxes	226,113	331,615	571,370	664,605
Income tax expense	(63,295)	(110,952)	(174,305)	(214,789)
Net income before noncontrolling interests	162,818	220,663	397,065	449,816
Noncontrolling interests	(764)	(13)	(2,560)	(689)
Net income to common stockholders	$162,054	$220,650	$394,505	$449,127

Net income per share:
Basic	$1.29	$1.80	$3.17	$3.66
Diluted	$1.26	$1.72	$3.05	$3.50

Average shares outstanding (2):
Basic	125,818	122,562	124,363	122,652
Diluted	128,944	128,556	129,289	128,501

(1) For the nine months ended 2017 revenues and expenses from non-insurance businesses declined because of the sale of a wholly-owned investment, Aero Precision Industries, and certain related aviation services businesses in August 2016.

(2) Basic shares outstanding consists of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust established in March 2017). Diluted shares outstanding consists of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1) (2)

	Third Quarter		Nine Months
	2017	2016	2017	2016
Insurance:
Gross premiums written	$1,718,552	$1,688,712	$5,233,692	$5,184,033
Net premiums written	1,432,334	1,443,986	4,364,638	4,386,944
Premiums earned	1,433,729	1,423,635	4,262,485	4,180,985
Pre-tax income	171,478	210,498	557,605	586,651
Loss ratio	63.2%	60.9%	61.7%	61.1%
Expense ratio	32.4%	32.3%	32.8%	32.3%
GAAP combined ratio	95.6%	93.2%	94.5%	93.4%

Reinsurance:
Gross premiums written	$155,606	$180,137	$463,825	$579,878
Net premiums written	138,849	163,379	417,634	526,712
Premiums earned	147,771	162,309	457,759	492,087
Pre-tax (loss) income	(57,644)	27,321	(38,279)	79,215
Loss ratio	118.7%	61.3%	86.1%	60.5%
Expense ratio	34.9%	38.9%	37.1%	39.1%
GAAP combined ratio	153.6%	100.2%	123.2%	99.6%

Corporate and Eliminations:
Net realized investment gains	$183,959	$175,738	$276,760	$189,394
Interest expense	(36,821)	(37,043)	(110,419)	(104,019)
Other revenues and expenses	(34,859)	(44,899)	(114,297)	(86,636)
Pre-tax income (loss)	112,279	93,796	52,044	(1,261)

Consolidated:
Gross premiums written	$1,874,158	$1,868,849	$5,697,517	$5,763,911
Net premiums written	1,571,183	1,607,365	4,782,272	4,913,656
Premiums earned	1,581,500	1,585,944	4,720,244	4,673,072
Pre-tax income	226,113	331,615	571,370	664,605
Loss ratio	68.4%	60.9%	64.1%	61.0%
Expense ratio	32.6%	33.0%	33.2%	33.1%
GAAP combined ratio	101.0%	93.9%	97.3%	94.1%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2) Commencing with the first quarter of 2017, the Company reclassified two businesses from the Insurance segment to the Reinsurance segment. Reclassifications have been made to the Company's 2016 financial information to conform with this presentation.

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Supplemental Information
(Amounts in thousands)

	Third Quarter		Nine Months
	2017	2016	2017	2016
Net premiums written:
Other liability	$469,763	$484,241	$1,384,804	$1,420,610
Workers' compensation	366,839	352,599	1,165,401	1,097,981
Short-tail lines (1)	281,290	291,910	889,610	961,439
Commercial automobile	173,796	168,818	510,809	495,097
Professional liability	140,646	146,418	414,014	411,817
Total Insurance	1,432,334	1,443,986	4,364,638	4,386,944
Casualty reinsurance	95,710	93,093	275,637	305,540
Property reinsurance	43,139	70,286	141,997	221,172
Total Reinsurance	138,849	163,379	417,634	526,712
Total	$1,571,183	$1,607,365	$4,782,272	$4,913,656

Losses from catastrophes:
Insurance	$47,002	$8,742	$93,846	$58,054
Reinsurance	72,105	3,425	72,727	10,258
Total	$119,107	$12,167	$166,573	$68,312

Net investment income:
Core portfolio (2)	$122,861	$113,934	$359,622	$331,580
Investment funds	15,200	25,293	50,744	60,387
Arbitrage trading account	4,418	6,441	16,235	12,883
Total	$142,479	$145,668	$426,601	$404,850

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$516,243	$523,254	$1,567,359	$1,544,792
Insurance service expenses	32,451	32,441	97,308	103,868
Net foreign currency losses (gains)	1,779	(2,193)	14,255	(11,547)
Other costs and expenses	50,349	52,846	142,233	133,337
Total	$600,822	$606,348	$1,821,155	$1,770,450

Cash flow from operations	$297,000	$394,192	$521,858	$726,510

(1) Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.

(2) Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	September 30, 2017	December 31, 2016

Net invested assets (1)	$18,526,592	$17,857,006
Total assets	24,336,076	23,350,076
Reserves for losses and loss expenses	11,654,346	11,197,195
Senior notes and other debt	1,759,929	1,760,595
Subordinated debentures	728,071	727,630
Common stockholders’ equity (2)	5,430,536	5,047,208
Common stock outstanding (3)	121,769	121,194
Book value per share (4)	44.60	41.65
Tangible book value per share (4)	42.71	40.06

(1)
Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.

(2)
After-tax unrealized investment gains were $454 million and $427 million as of September 30, 2017 and December 31, 2016, respectively. Unrealized currency translation losses were $300 million and $372 million as of September 30, 2017 and December 31, 2016, respectively.

(3)
During the three and nine months ended September 30, 2017, the Company repurchased 441,119 shares of its common stock for $28.4 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.

(4)
Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
September 30, 2017
(Amounts in thousands)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$411,605	2.2%
State and municipal:
Special revenue	2,829,795	15.3%
State general obligation	537,537	2.9%
Local general obligation	415,635	2.2%
Corporate backed	391,627	2.1%
Pre-refunded	303,947	1.7%
Total state and municipal	4,478,541	24.2%
Mortgage-backed securities:
Agency	832,993	4.5%
Commercial	251,578	1.4%
Residential - Prime	226,274	1.2%
Residential - Alt A	23,298	0.3%
Total mortgage-backed securities	1,334,143	7.2%
Asset-backed securities	2,388,618	12.9%
Corporate:
Industrial	2,636,885	14.2%
Financial	1,374,021	7.4%
Utilities	267,331	1.4%
Other	42,137	0.2%
Total corporate	4,320,374	23.3%
Foreign government	940,409	5.1%
Total fixed maturity securities (1)	13,873,690	74.9%
Equity securities available for sale:
Common stocks	419,520	2.3%
Preferred stocks	194,505	1.0%
Total equity securities available for sale	614,025	3.3%
Real Estate	1,391,274	7.5%
Investment funds (2)	1,117,841	6.0%
Cash and cash equivalents (3)	967,295	5.2%
Arbitrage trading account	488,238	2.6%
Loans receivable	74,229	0.5%
Net invested assets	$18,526,592	100.0%

(1)	Total fixed maturity securities had an average rating of AA- and an average duration of 2.9 years, including cash and cash equivalents.

(2)	Investment funds are net of related liabilities of $2.1 million.

(3)	Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

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Foreign Government Fixed Maturity Securities
September 30, 2017
(Amounts in thousands)

Carrying Value
Argentina	$259,720
Australia	217,397
Canada	175,816
United Kingdom	84,894
Brazil	53,547
Germany	48,794
Supranational (1)	40,591
Singapore	25,326
Norway	9,930
Mexico	9,490
Colombia	7,696
Uruguay	7,208
Total	$940,409

(1)	Supranational represents investments in the North American Development Bank, European Investment Bank and International Bank for Reconstruction & Development.